SOFTWARE DEVELOPMENT AGREEMENT

  This agreement is made as of November 25, 1996, by and between NCR Corporation, a Maryland corporation, with its principal place of business at 1700 South Patterson Boulevard, Dayton, Ohio 45479, ("NCR"), and Canmax Retail Systems Inc., a Texas corporation, with offices at 150 W. John Carpenter Freeway, Irving Texas 75039 ("Canmax").

  Whereas, NCR is in the business of marketing computers, computer software and related equipment and services;

  Whereas, NCR desires Canmax to develop a software  system (the "Software")
  in accordance  with  the  Specifications   attached  hereto  as   Schedule
  A  (the "Specifications"); and

  Whereas, Canmax is willing to develop the Software for NCR in accordance with the terms and conditions hereof;

  Now, therefore, in consideration of the foregoing and the mutual covenants, terms and conditions hereinafter expressed, the parties hereby agree as follows:

  1.0  SCOPE OF WORK
  Subject to the terms and conditions of this Agreement, Canmax agrees to develop for NCR, (a) the Software in accordance with the Specifications and (b) certain user guides and documentation (hereinafter collectively referred to as the "Documentation") for the Software in accordance with the specifications set forth in Schedule B hereto (the "Documentation Specifications").

  2.0  DEVELOPMENT AND DELIVERY
  2.1 The Software and Documentation shall be developed and delivered to NCR in accordance with Schedule E (the "Master Milestone Schedule"). The Software will be delivered in the form specified in Schedule A Section 2.0 (the "Software Deliverables") and the Documentation will be delivered in the form specified in Schedule B section 2.0 (the "Documentation Deliverables").

  2.2 The term of this Agreement commences effective as of May 1, 1996 and ends April 30, 1997 unless extended by the mutual agreement of both parties or otherwise terminated in accordance with Sections 16 or 17 hereof. If the development effort extends beyond the Term of this Agreement, Canmax will continue to perform at no additional charge unless the extension has been required due to a change in the requirements and approved via the Change Control Process as set forth in section 7 below.

  2.3 NCR reserves the right to conduct periodic reviews of the Software during development. Such reviews will be conducted at times mutually acceptable to NCR and Canmax. NCR agrees it will use reasonable efforts to minimize disturbance to Canmax's business in such reviews.
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  3.0  PAYMENT
  3.1 In consideration of Canmax's development of the Software and Documentation, NCR agrees to pay Canmax a fee equal to $9,514,800
  (the "Development Fee") subject to Canmax's performance in accordance with this Agreement. The development fee will be paid in accordance with the payment schedule set forth in Schedule C attached hereto.

  3.2 All computer time and materials necessary for development of the Software and Documentation shall be arranged for by Canmax at its own expense.

  3.3  Normal  travel  and  other  travel-related   expenses  incurred  by
  Canmax personnel during the term of this Agreement shall be borne by Canmax and not charged to NCR unless otherwise approved through the Change Control Process as set forth in section 7 below. Normal travel charges to be borne by Canmax include expenses associated with travel within a 100 mile radius of the Canmax offices. All travel and travel-related expenses of Canmax personnel associated with travel outside such 100 mile radius must be approved in advance in writing by NCR in order for Canmax to be reimbursed by NCR.

  3.4 The amount to be paid by NCR to Canmax for the development and related services may be changed based upon the provision of additional resources by either NCR to Canmax or Canmax to NCR. The rate for such additional resources shall be mutually agreed upon by NCR and Canmax prior to the resource being added to the project.

  3.5 Canmax shall invoice NCR upon acceptance of the Deliverables in accordance with Section 4.

  3.6 NCR shall pay Canmax against each invoice within fifteen (15) days following receipt.


  4.0  SOFTWARE ACCEPTANCE
  4.1 Delivery of a Software Deliverable will occur when Canmax delivers such Software Deliverable to NCR for acceptance and any required acceptance testing. Any such acceptance testing shall be conducted in accordance with the procedures and criteria set forth in Schedule D hereof and in this
  Section 4.

  4.2 If acceptance testing is not required of a Software Deliverable by Schedule D hereof, such Software will be deemed accepted upon execution of the approved acceptance forms by SLC, Canmax and NCR project managers or their designees. Such execution shall take place no later than fifteen
  (15) business days after delivery by Canmax.   In the  event (a) such
  execution of the acceptance forms does not take place within fifteen (15) business days from the date of delivery, or (b) a reasonably detailed statement (the "Statement of Errors") in a form similar to that shown on Schedule G attached hereto, identifying the manner in which NCR believes
  the  Software  Deliverable   fails  to   conform  to  the Specification,
  is not presented to Canmax during the timeframe specified above, the Software Deliverable shall be considered accepted.
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  4.3  If acceptance testing of  a Software Deliverable is  required by
  Schedule D hereof, NCR  will  examine  and  test  the  Software
  Deliverable promptly upon delivery to determine whether such Deliverable conforms to the Specifications for such Deliverable. Such Software Deliverable will be deemed accepted by NCR 15 days after delivery, unless NCR provides Canmax during such 15-day period with a reasonably detailed statement (the "Statement of Errors") in a form similar to that shown on Schedule G attached hereto, identifying the manner in which NCR believes the Software Deliverable fails to conform to the Specification.

  4.4  Canmax will correct the errors in a Software Deliverable set forth in a Statement of Errors and will redeliver such Software Deliverable to NCR within 30 days after receipt of such Statement of Errors. NCR will be deemed to have accepted such Software Deliverable unless, within 15 days after such redelivery, NCR provides Canmax with another Statement of Errors. This procedure shall be repeated as to each testable Software Deliverable until such Deliverable is accepted by NCR. Notwithstanding the foregoing, if NCR should determine, prior to acceptance, that a particular Software Deliverable fails to conform to the Specifications for such Deliverable after the second redelivery of such Deliverable pursuant to this Section 4.4, NCR may access the Software source code as addressed in Section
  10 of this Agreement.    If Canmax  cannot successfully  provide  the
  Software  Deliverable in conformance with the Specifications,  or  re-perform
  the  Services   and  redeliver   the  Software Deliverable in  conformance
  with the Specifications within one hundred eighty (180) calendar days after notice from NCR of the non-conformance or non-delivery, NCR,
  (i) may terminate this Agreement, and (ii) will have no liability to pay Canmax for any Canmax Materials or services related to an uncompleted Software Deliverable.


  5.0  ACCEPTANCE OF DOCUMENTATION
  The Documentation Deliverables will consist of a User Guide, a Trouble-shooting Guide and a Help Desk Training Guide, as described on Schedule
  B attached hereto. Delivery of a Documentation Deliverable will occur when Canmax delivers such Documentation Deliverable to NCR. Such Documentation Deliverable will be deemed accepted by NCR upon delivery by Canmax, unless such Deliverable is materially deficient, in form and content, when compared to the comparable Documentation Deliverable delivered by Canmax to The Southland Corporation ("SLC") during the Pre-POS, 1A1 and 1A2 Phases of the SLC Retail Information System Project.


  6.0  NCR RESPONSIBILITIES
  6.1 Provide a Project Leader that will be responsible for the overall management of the project. The Project Leader will be responsible for managing the Team Leaders, Sub-system Team Leaders and Technical Team Leaders from NCR and Canmax. This individual will be responsible for managing the day to day task level activities to ensure project deliverables are completed and the teams are conforming to the Master Milestone Chart, the Sub-Milestone Chart and the Detailed Work Plan. The NCR Project Leader will be supported by a Project Management Organization that will manage project scheduling, detail work plans, resource plans, project reporting, change management and the project billing and financial items.

  Project Management responsibilities are broken into the following areas:

  6.1A  Planning

    Responsible for the creation of the Master Milestone Chart, Sub-Milestone Chart and Detailed Work Plan, in coordination with Canmax Technical Leads. NCR and Canmax Sub-system Team / Technical Leads will be responsible for the development of tasks and the supporting timelines for the Detail Work Plans. These plans will then be provided to the Project Leader who will create the final integrated Work Plans.

    Responsible for the on-going modifications of the Master Milestone Chart, Sub-Milestone Chart and the Detailed Work Plan, in coordination with Canmax Technical Leads. Modifications will be provided by the NCR and Canmax Sub-system Team / Technical Leads.

    Understand the project scope in order to assist in the definition of the system image and project plans meet the project phase definition.

  6.1B Organize

    Recommend the appropriate organization formation to complete the project as defined by SLC's Long Range Systemization Plan.

  6.1C Resource Management

    Manage the resource schedules according to the Detail Work Plans and ensure that resources and infrastructure are in place to achieve the timeline set forth in the Master Milestone Chart, Sub-Milestone Chart and the Detailed Work Plan. Identify resource shortfalls or deficiencies formally in writing to NCR, Canmax or SLC.

    Ensure that appropriate skill levels are assigned to the project in a timely manner.

  6.1D Direction

    Provide direction to the Canmax Technical Leaders to determine the best way to execute the Detailed Work Plan.

    Provide direction to the Canmax Technical Leaders to determine recovery plans necessary to keep the project on schedule.

    Manage the personnel and the work of the project in a way that fulfills the scope of the project, within given time frame.

  6.1E Control

    Ensure that changes outside the original scope of the project are appropriately channeled through Change Control in a timely manner.

    Ensure that issues that directly effect the project's progress are administered by Issue Management in a timely manner.

    Update the Mater Milestone Chart, Sub-Milestone Chart and the Detailed Work Plan as required.

    Counsel customer on issues and changes that impact the project tasks and timeline.

  6.1F Deliverables

    Accurately track deliverables progress in coordination with the Canmax technical leads by Project Phase and report on a weekly basis to SLC and Canmax.

    Provide deliverables to customer and ensure timely acceptance and sign off.

  6.2 Utilize the Change Management Process, as described in Section 7 of this Agreement, to manage deviations in project scope, functionality and deliverables.

  6.3 Provide resources to support the development of the General and Basic Design to achieve the timeline set forth in the Master Milestone Chart, the Sub-Milestone Chart and the Detailed Work Plan.

  6.4 Provide software test engineers to support the development of test scripts and the integration testing of each store subsystem (including interface testing to the Host) to achieve the timeline set forth in the Master Milestone Chart, the Sub-Milestone Chart and the Detailed Work Plan. Testing responsibilities include:

  6.4A Responsible for the definition of unit, string, platform and systems integration test plans.

  6.4B Responsible for the development of test scenarios and test cases to support unit, string, platform and systems integration test plans.

  6.4C Responsible for the execution of test cases, monitoring of expected result versus actual, and weekly status reporting on test results.

  6.4D Responsible for the reporting of problems found during testing, communications and follow up on problems resolved to ensure proper and timely solutions are incorporated. This will be supported by the Canmax technical leads.

  6.4E Ensure that problem reporting procedures are in place and are being properly executed in accordance with the test plans.

  6.5F Ensure that version control procedures are in place and being properly executed as defined in the test plans and supported by the Canmax technical leads.

  6.4G Serve as the focal point for defining string, platform and system testing facilities and the procurement of the necessary equipment.

  6.4H Serve as the focal point in coordinating with other partners to ensure that the system integration test plans meet functional business plans.

  6.5 Manage executive level status meetings on a schedule that is mutually agreed upon by NCR and Canmax.

  6.6 Provide input to Canmax for the development of the Trouble Shooting Guide, including, Approved Basic Design Specifications, test cases/scenarios, and completed Software after testing.

  7.0  CHANGE MANAGEMENT
  7.1 A party desiring to propose a change in the Project (as defined herein) shall follow the Change Control Process described in this Section 7. The "Change Control Process" governs changes to the Project scope and deliverables during the life of the project. As used herein, the term "Project" means the development of the Software pursuant to this Agreement. The purpose of this process is to coordinate and properly document the development, installation and evaluation of new features and functionality during the Project. Change Control may impact milestone dates, costs or a reduction in original scope (in order to meet dates). The process will apply to new Project components and to enhancements of existing
  Project components. The Change Control Process will be implemented from the start of the Project and will continue throughout the Project's duration.

  7.2 A "Change Request" will be the vehicle for communicating any desired changes to the Project. The Change Request will describe the proposed change, the reason for the proposed change, and the potential effect the proposed change is expected to have on the Project schedule and cost.

  7.3 The Phase 2B Basic Design Documents will be the baseline specification which Change Control will be executed against.

  7.4 The Project Manager of the requesting party will submit a written Change Request to the project manager for the other party.

  7.5 SLC, NCR and Canmax will review the proposed Change Request and either approve it outright, approve it for further study or reject it. The amount and payment of the costs of further study, if any, will be agreed upon by all parties. The results of the review process, or any further study will be used to determine the effect that the implementation of the Change Request will have on the Project cost and schedule.

  7.6 Implementation of a Change Request will not begin until it has been reviewed, all parties have agreed to the schedule and cost impact and NCR, Canmax and SLC have signed a Change Request Evaluation Response Form in the form attached hereto as Schedule H.


  8.0  PROGRESS REPORTS
  Upon request Canmax agrees to provide information to the NCR Project Manager
  concerning development of the Software.   The NCR Project Manager will
  create weekly progress reports, copies of which will be provided to the Canmax Project Manager, showing the status of the Phase 2B application development project. Canmax agrees to participate in weekly status review meetings with NCR, at such times and locations mutually agreed to by NCR and Canmax. Such weekly review meetings will be for the purpose of:

       1)   reviewing the progress of the development work by Canmax;

       2) modifying delivery or other dates provided in this Agreement, if mutually agreed upon;

       3) discussing and resolving any problems occurring during the development work;

       4) formulating, if necessary, details of development activity for the following month; and

       5) coordinating acceptance testing, installation and training schedules.

  Additional meetings will be held upon either party's reasonable request.

  9.0  PERSONNEL
  Each party, (the "Requesting Party") may, at any time, request the removal of any of the other party's employees from involvement in the services to be performed by such other party hereunder, if the Requesting Party believes in good faith, that such employee's performance is unsatisfactory, or at the request of SLC. Upon such request, the party shall investigate the Requesting Party's request and shall take such action, if any, as such party determines, in its sole and absolute discretion, to be appropriate. Nothing herein shall require a party to take action with respect to an employee that would constitute a violation of any applicable law.

  10.0 ACCESS TO SOURCE CODE/OWNERSHIP/BACKUP
  10.1 Canmax agrees that if (a) Canmax cannot successfully provide the Software in conformance with the Specifications and at the times established in the Milestone Schedule (a "Default"), and (b) such Default has not been cured within 60 days after NCR provides written notice to Canmax specifying in reasonable detail the nature of the Default, then Canmax will, upon written request (i) grant NCR reasonable access, with sufficient working space, at Canmax's facilities to all work in process prepared by Canmax in connection with the Project (including all source and object code) and related written material and documentation (the "Canmax Materials"), subject to the confidentiality provisions of this Agreement, and (ii) permit NCR to assist Canmax in its attempts to cure such Default. NCR acknowledges and agrees that, notwithstanding its development efforts provided in accordance with this Section 10.1, Canmax owns and will own all right, title and interest in and to the Canmax Materials and Software, and that NCR shall have no ownership rights therein. NCR agrees to execute and deliver such further instruments as Canmax may reasonably request to establish, maintain or protect its rights in and ownership of the Canmax Materials and Software.

  10.2 The Software and Documentation, and any portion thereof shall be the sole property of Canmax. NCR acknowledges and agrees that, unless specifically stated herein, nothing in this Agreement grants to NCR any right, title, or interest in or to the Software, Documentation or any element and part thereof. Canmax will address ownership/licensing arrangements for the Software and Documentation directly with SLC. Canmax represents and warrants that to its knowledge the Software and Documentation will not when delivered infringe any patent, copyright, trademark, trade secret or other intellectual property right.

  10.3 Canmax agrees to back up all source code and documentation, at a minimum of once a week, for immediate use in the event of any disaster or emergency or in the event that it is required to be provided to NCR or SLC.


  11.0 CONFIDENTIALITY
  11.1 As used herein, "Confidential Information" means confidential and proprietary information disclosed hereunder by a party (the "Disclosing Party") that becomes known to the other party (the "Recipient Party"). Confidential Information disclosed in documents or other tangible form must
  be clearly marked as confidential at the time of disclosure.   Confidential
  Information in oral or other intangible form must be identified as confidential at the time of disclosure, and summarized in tangible form clearly marked as confidential and delivered to the Recipient within 10 calendar days thereafter.

  11.2 The term "Confidential Information" does not include any information that (a) is or becomes known by the public through no wrongful act of the Recipient; (b) is independently developed by or for the Recipient;
  (c) the Recipient receives from a third party, if the Recipient does not know of any restrictions on the disclosure of that information; (d) the Discloser discloses to a third party without similar restrictions on disclosure; or (e) is disclosed pursuant to any judicial order.

  11.3 Except as otherwise may be permitted by this Agreement, a Recipient Party shall not disclose any Confidential Information to any third party without the prior written consent of the Disclosing Party. A Recipient Party may disclose appropriate portions of Confidential Information to those of its personnel who: (I) have a substantial need to know the specific information in question in connection with the Recipient Party's exercise of rights or performance of obligations under this Agreement, and
  (ii) are informed by the Recipient Party of the confidential nature of the
  information.   A Recipient Party will be responsible for any  breach of this
  Agreement by its personnel.   A Recipient Party, acting  in good  faith, may
  disclose Confidential Information it deems required to be disclosed by applicable law or government regulation, including without limitation the federal securities laws.

  11.4 Confidential Information will be maintained under secure conditions by a Recipient Party, using reasonable security measures and in any event not less than the same security procedures used by such Recipient Party for the protection of its own Confidential Information.

  11.5 Except as otherwise may be permitted by this Agreement, a Recipient Party shall not copy, duplicate, reverse compile, disassemble, record, or otherwise reproduce any part of any Confidential Information of the other party, nor attempt to do any of the foregoing, without the prior written consent of the Disclosing Party. Any tangible embodiments of Confidential Information that may be generated by a Recipient Party, either pursuant to or in violation of this Agreement, will be deemed the sole property of the Disclosing Party and subject to the obligation of confidence set forth herein.

  11.6 If a Recipient Party or anyone to whom a Recipient Party transmits Confidential Information pursuant to this Agreement is requested or becomes legally compelled (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the other party's Confidential Information, the Recipient Party will provide the Disclosing Party with prompt written notice so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section with respect to such disclosure. If such protective order or other remedy is not obtained, or the Disclosing Party waives compliance with the provisions of this Section with respect to such disclosure, the Recipient Party agrees to furnish only that portion of the Confidential Information which is legally required and will exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

  11.7 Upon any termination of a Recipient Party's right to possess and/or use the other party's Confidential Information, the Recipient Party shall turn over to the Disclosing Party (or, if agreed by the Disclosing Party, destroy) any disks, tapes, drawings, blueprints, notes, memoranda, specifications, devices, documents, or any other tangible embodiments of any such Confidential Information except for one (1) archival copy to be retained by the Recipient.

  12.0 COPIES OF THE SOFTWARE AND DOCUMENTATION
  NCR may make and retain in its possession two copies of the Software and Documentation. Such copies shall remain the property of Canmax and shall be for archive purposes only.


  13.0 ADVERTISING
  No advertising, publicity release or similar public information concerning this Agreement shall be published by either party hereto without the prior written consent of the other party, which consent will not be unreasonably withheld. Canmax shall have the right to disclose information pertaining to the terms of this Agreement in filings with the Securities and Exchange Commission, ("SEC"), provided Canmax believes in good faith, the disclosure of such information is required by the rules and regulations of the SEC.
  To the extent permissible under those rules and regulations, Canmax shall use its best efforts to make such disclosures on a confidential basis and request the SEC maintain the confidentiality of the information.


  14.0 LIMITATION OF LIABILITIES
  NEITHER PARTY WILL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS, REVENUE OR DATA, WHETHER IN AN ACTION IN CONTRACT, TORT, PRODUCT LIABILITY, STATUTE OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF THOSE DAMAGES. NEITHER PARTY WILL BE LIABLE FOR DIRECT DAMAGES CAUSED BY LATE DELIVERY, PRODUCT DEFECT, OR ANY OTHER CAUSE EXCEPT AS EXPRESSLY PROVIDED HEREIN.

  NCR and Canmax each acknowledge that the foregoing provisions were negotiated to reflect an informed, voluntary allocation between them of all risks (both known and unknown) associated with the transactions contemplated by this Agreement.


  15.0 WARRANTY
  15.1 EXCEPT AS EXPRESSLY PROVIDED IN THE TERMS OF THIS AGREEMENT CANMAX DISCLAIMS ANY AND ALL ADDITIONAL WARRANTIES, REPRESENTATIONS OR COVENANTS (EXPRESS, IMPLIED, ORAL OR WRITTEN), WITH RESPECT TO THE SOFTWARE, DOCUMENTATION OR ANY PART THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OF TITLE, NONINFRINGEMENT, MERCHANTABILITY, OR FITNESS OR SUITABILITY FOR ANY PURPOSE (WHETHER OR NOT CANMAX KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING.

  15.2 Canmax hereby agrees to defend NCR against any claim (an "Infringement Claim") that the Software infringes the patent, copyright, trademark, or other intellectual property right, or misappropriates the trade secret of another, except to the extent such Infringement Claim arises from information or materials provided by NCR or SLC that were required to be included in the Software which is the subject of the Infringement Claim. Canmax further agrees to indemnify and hold NCR harmless against any loss, damage, award or expense (including reasonable attorney's fees) resulting from such a claim, except to the extent such Infringement Claim arises from information or materials provided by NCR or SLC that were required to be included in the Software which is the subject of the Infringement Claim.

  15.3 Notwithstanding anything to the contrary in this Agreement, Canmax shall have no obligation or liability pursuant to this Section with respect to an Infringement Claim unless NCR notifies Canmax in writing of such an Infringement Claim as soon as NCR has knowledge of such claim.

  15.4 Canmax shall have the right to completely control and conduct the litigation, settlement and compromise of all Infringement Claims to
  the extent of its  indemnity  obligation.    NCR  agrees  to  reasonably
  cooperate  in the litigation, settlement  and  compromise of  Infringement
  Claims.   NCR  has the right, at its sole expense, to  engage its own legal counsel and participate in the defense or settlement of such claims.

  15.5 Canmax shall have no liability to NCR with respect to any Infringement Claim that is based upon the combination or utilization of the Software with hardware and or software per the terms of this Agreement or expressly consented to in writing by Canmax. Canmax shall not be obligated under this Section 15 with respect to any Infringement Claim brought by or on behalf of NCR or any officer, director or affiliate of NCR. Canmax shall not be obligated under this Section 15 to NCR with respect to an Infringement Claim where the Infringement Claim
  arises  outside the  United  States or  Canada.   This  Section  15 states
  Canmax's  entire   indemnity  obligation   and  the   liability   therefrom
  for Infringement Claims brought against NCR.

  15.6 Modification of the Software and/or Documentation without the prior written consent of Canmax automatically and immediately voids the foregoing indemnity to the extent the Infringement Claim results from such modifications if such modification is the subject of the claim.


  16.0 TERMINATION FOR CONVENIENCE
  NCR may, upon 30 days written notice to Canmax, terminate this Agreement if SLC terminates its business relationship with NCR relating to the Software, and in such case, NCR's obligation shall be limited to the payment to Canmax for the portion of the entire development fee which the then-completed work bears to the whole.


  17.0 TERMINATION FOR DEFAULT
  17.1 Either party will have the right to terminate this Agreement upon written notice at any time if the other party is in material breach of any representation, warranty, condition or covenant of this Agreement and fails to cure that breach within the applicable cure period after written notice of the breach and of the first party's intention to terminate. Termination will become effective automatically upon expiration of the applicable cure
  period in the absence of a cure.    Should either party become the subject
  of any proceeding under state or federal law for due relief of debtors or otherwise become insolvent or bankrupt or make an assignment for the benefit of creditors, the other party may, in addition to any other right or remedy, terminate this Agreement without liability to the non-defaulting party, provided, however, that neither party shall be deemed in default for delays due to causes beyond its control.

  17.2 (A) If the breach is willful breach of an obligation of the breaching party relating to the non-breaching party's intellectual property rights, then the non-breaching party may, in its sole discretion, have the right to seek injunctive relief, in addition to its right to terminate this Agreement immediately without the opportunity to cure.

       (B) If the breach is of an obligation to pay money, or a non-willful breach of an obligation of the breaching party relating to the non-breaching party's intellectual property rights, then the breaching party shall have fifteen (15) days to cure the breach after written notice of such breach by the non-breaching party.

       (C) If the breach is other than a breach of the kind described above in this Section 17.2, then the applicable cure period will be thirty
  (30) days after the effective date of notice of the breach from the non-breaching party.


   18.0 NOTICES
   18.1 Notices required or authorized under this Agreement shall be in writing (unless otherwise designated herein) and shall be deemed to be received when mailed by certified or registered mail, postage prepaid, to the respective parties at the following addresses:

   TO CANMAX:          Canmax Retail Systems Inc.
                       150 W. John Carpenter Freeway
                       Irving, Texas 75039
                       ATTN: Debbie Burgess
                       with a second copy to Ron Sanders


   TO NCR:             NCR Corporation
                       450 E John Carpenter Freeway
                       Irving, Texas 75062
                       ATTN: Dan Bell
                       with a second copy to:

                       NCR Corporation
                       1700 South Patterson Boulevard
                       Dayton, Ohio  45479
                       ATTN: Intellectual Property Law Section, Law
                             Department

   18.2 Either party may change its address for the purpose of this Agreement by giving the other party written notice of its new address.

   19.0 RELATIONSHIP ESTABLISHED
   The only relationship between Canmax and NCR which is intended to be created by this Agreement is that of independent contractors, and neither party shall be nor represent itself to be an agent, employee, partner or joint venturer of the other, nor shall either party transact any business in the name of the other, or on the other's behalf, or in any manner or form make promises, representations, or warranties or incur any liability, direct or indirect, contingent or fixed, for or on behalf of the other party.


   20.0 PARTIES BENEFITED; ASSIGNMENT
   The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns. Canmax may not assign this Agreement or its duties hereunder without the express written consent of NCR; however, such approved assignment shall not operate as a release of Canmax from any obligation hereunder.


    21.0 CONTRACTUAL IMPEDIMENTS
    Canmax hereby warrants that it is not presently under, nor will it enter into in the future, any contract or other obligation with a third party which would in any way prevent or materially interfere with Canmax' ability to perform per the terms of this Agreement.


    22.0 ARBITRATION OF DISPUTES; GOVERNING LAW
    Any controversy or claim, whether based on contract tort or other legal theory (including, but not limited to, any claim of fraud or misrepresentation), arising out of or related to this Agreement shall be resolved by arbitration pursuant to this Paragraph and the then current
    rules and  supervision of the American Arbitration Association.   The  duty
    to arbitrate shall extend  to any officer, employee,  agent, or subsidiary making  or  defending any  claim which would otherwise be
    arbitrable hereunder.   The arbitration shall  be held in the headquarters
    city of the party not initiating the claim before a single arbitrator who is knowledgeable in business information and electronic
    data processing systems.   The  arbitrator's decision  and award  shall be
    final and binding and  may be  entered  in any  court  having jurisdiction
    thereof.   The arbitrator shall  not have  the power  to award  punitive or exemplary damages. Issues of arbitrability shall be determined in accordance with the federal substantive and procedural laws relating to arbitration; all other aspects shall be interpreted in accordance with the laws of the State of Texas. Each party shall bear its own attorney's fees associated with the arbitration and other costs and expenses of the arbitration shall be borne as provided by the rules of the American
    Arbitration Association.   If court proceedings  to stay litigation or
    compel arbitration are necessary, the party who unsuccessfully opposes such proceedings shall pay all associated costs, expenses and attorney's fees which are reasonably incurred by the other party. If any portion of this Paragraph is held to be unenforceable, it shall be severed and shall not affect either the duty to arbitrate hereunder or any other part of this Paragraph.

    23.0 SEVERABILITY
    In the event that any one or more provisions contained herein should, for any reason, be held to be unenforceable in any respect under the laws of any State or of the United States of America, unenforceability shall not affect any other provisions herein contained. Instead, this Agreement shall be construed as if such unenforceable provision had not been contained herein.


    24.0 ENTIRE AGREEMENT; MODIFICATIONS; HEADINGS
    This Agreement, including Schedules A, B, C, D, E, F, G, and H attached hereto and made a part hereof, contains the entire agreement of the parties respecting the subject matter hereof and supersedes all prior agreements between the parties respecting the subject matter hereof, and any warranty, representation, promise or condition not incorporated herein, shall not be binding upon either party. No modification, renewal, extension or waiver of this Agreement or any of its provisions shall be binding unless in writing and signed by both parties. The paragraph headings of this Agreement are for convenience only and shall not be considered part of, or affect the interpretation of, any provision of this Agreement.

    IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first written above.


    CANMAX RETAIL SYSTEMS INC.     NCR CORPORATION

    By:  /s/  DEBRA BURGESS        By:  /s/ PAT CRONIN

    Title: EXEC. V.P. & C.O.O.     Title: VICE PRESDIDENT

    Date:  NOVEMBER 25, 1996       Date:  NOVEMBER 25, 1996